Exhibit 4.5

Execution Version

FOURTH SUPPLEMENTAL INDENTURE IN RESPECT OF SUBSIDIARY GUARANTEES

BY AND AMONG

THE GUARANTOR PARTIES HERETO

PERMIAN RESOURCES OPERATING, LLC

and

UMB BANK, N.A.,

AS TRUSTEE,

DATED AS OF NOVEMBER 1, 2023

This Fourth Supplemental Indenture, dated as of November 1, 2023 (this “Fourth Supplemental Indenture”), is among Earthstone Operating, LLC, a Texas limited liability company, Earthstone Permian LLC, a Texas limited liability company, Sabine River Energy, LLC, a Texas limited liability company, Independence Resources Technologies, LLC, a Delaware limited liability company, Earthstone Oil & Gas Holdings, LLC, a Delaware limited liability company, Earthstone Oil & Gas Texas, LLC, a Delaware limited liability company, Earthstone Oil & Gas Northern Delaware, LLC, a Delaware limited liability company, Earthstone Energy Assets, LLC, a Delaware limited liability company, Earthstone Energy Operating, LLC, a Delaware limited liability company (collectively, the “Additional Subsidiary Guarantors”), Permian Resources Operating, LLC (as successor in interest to Centennial Resource Production, LLC), a Delaware limited liability company (together with its successors and assigns, the “Company”), each other existing guarantor (the “Existing Guarantors,” and together with the Additional Subsidiary Guarantors, the “Guarantors”) under the Indenture (as defined below), and UMB Bank, N.A., as trustee (the “Trustee”), under the Indenture.

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of March 19, 2021 (the “Base Indenture”), providing for the issuance of the debentures, notes or other debt instruments of the Company of any series authenticated and delivered pursuant to the Indenture (the “Securities”);

WHEREAS, the Company, the Existing Guarantors and the Trustee have heretofore executed and delivered that certain First Supplemental Indenture, dated as of March 19, 2021 (the “First Supplemental Indenture”), which supplemented the Base Indenture (the Base Indenture, as so supplemented, the “Indenture”) to establish the terms, and provide for the issuance, of a new series of Securities constituting the Company’s 3.25% Exchangeable Senior Notes due 2028 (the “Notes”), and Parent and the Trustee have heretofore executed and delivered that certain Second Supplemental Indenture, dated as of September 1, 2022 (the “Second Supplemental Indenture”) and that certain Third Supplemental Indenture, dated as of September 5, 2023 (the “Third Supplemental Indenture”), which supplemented the Base Indenture (the Base Indenture, as so supplemented by the First Supplemental Indenture, Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”), pursuant to which the New Subsidiary Guarantors (as such term is defined therein) unconditionally guaranteed, on a joint and several basis with the other Guarantors, the Guaranteed Obligations;

WHEREAS, on the date hereof, pursuant to an Agreement and Plan of Merger, dated as of August 21, 2023, among the Company, Parent, Smits Merger Sub I Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub I”), Smits Merger Sub II LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Merger Sub II”), Earthstone Energy, Inc., a Delaware corporation (“Earthstone”) and Earthstone Energy Holdings, LLC, a Delaware limited liability company (“Earthstone OpCo”), pursuant to which (i) Merger Sub I merged with and into Earthstone (the “Initial Company Merger”), with Earthstone surviving the Initial Company Merger as a wholly owned subsidiary of Parent (the “Initial Surviving Corporation”), (ii) following the Initial Company Merger, the Initial Surviving Corporation merged with and into Merger Sub II (the “Subsequent Company Merger” and, together with the Initial Company Merger, the “Company Mergers”), with Merger Sub II surviving the Subsequent Company Merger as a wholly owned subsidiary of Parent, and (iii) following the Company Mergers, Earthstone OpCo merged with and into the Company (the “OpCo Merger,”), with the Company surviving the OpCo Merger;

WHEREAS, Section 9.05 of the First Supplemental Indenture provides that, after the date of the First Supplemental Indenture, the Company is required to cause certain of its Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis with the other guarantors, the Guaranteed Obligations;

WHEREAS, pursuant to Section 8.01(B) of the First Supplemental Indenture, the Additional Subsidiary Guarantors, the Trustee, the Existing Guarantors and the Company are authorized to execute and deliver this Fourth Supplemental Indenture to amend or supplement the Indenture, the Notes, or the Guarantees, without the consent of any Holder; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Subsidiary Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. Capitalized terms used but not defined in this Fourth Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Fourth Supplemental Indenture refer to this Fourth Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1 Agreement to be Bound. Each Additional Subsidiary Guarantor hereby (i) acknowledges and agrees that it receives substantial benefits from the Company and that such Additional Subsidiary Guarantor is providing its Guarantee for good and valuable consideration, including such substantial benefits, and (ii) confirms it becomes a party to the Indenture as a Guarantor by its execution hereof and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each Guarantor hereby agrees to be bound by all of the terms, provisions and conditions of the Indenture, including Article 9, applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2 Guarantee. Pursuant to Article 9 of the Indenture, each Additional Subsidiary Guarantor hereby, on a joint and several basis with all the Existing Guarantors, fully and unconditionally Guarantees to each Holder of the Securities and the Trustee and its successors and assigns, regardless of the validity or enforceability of the Indenture or the Notes, the Guaranteed Obligations, whether at maturity, by acceleration, on a Fundamental Change Repurchase Date, upon Redemption or otherwise.

ARTICLE III

Miscellaneous

SECTION 3.1 Notices. All notices and other communications to the Additional Subsidiary Guarantors shall be given as provided in Section 12.01 of the First Supplemental Indenture.

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Fourth Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law; Jury Trial. THIS FOURTH SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FOURTH SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FOURTH SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 3.4 Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Fourth Supplemental Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 12.01 of the First Supplemental Indenture will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, each Guarantor, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

SECTION 3.5 Severability Clause. If any provision of this Third Supplemental Indenture is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Fourth Supplemental Indenture will not in any way be affected or impaired thereby.

SECTION 3.6 Ratification of Indenture; Fourth Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Fourth Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.7 Counterparts. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Fourth Supplemental Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

SECTION 3.8 Headings. The headings of the Articles and Sections of this Fourth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Fourth Supplemental Indenture and will in no way modify or restrict any of the terms or provisions of this Fourth Supplemental Indenture.

SECTION 3.9 Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture and shall not be liable in connection therewith. The Trustee accepts the amendments of the Indenture effected by this Fourth Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.

Earthstone Operating, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Earthstone Permian LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Sabine River Energy, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Independence Resources Technologies, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Earthstone Oil & Gas Northern Delaware, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture – 2028 Exchangeable Notes]

Earthstone Oil & Gas Texas, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Earthstone Oil & Gas Holdings, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Earthstone Energy Assets, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Earthstone Energy Operating, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture – 2028 Exchangeable Notes]

UMB BANK, N.A.,
as the Trustee

By:	/s/ Mauri J. Cowen
Name:	Mauri J. Cowen
Title:	Senior Vice President

[Signature Page to Fourth Supplemental Indenture – 2028 Exchangeable Notes]

Permian Resources Operating, LLC as the Company

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Permian Resources Corporation as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Atlantic Exploration, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Centennial Resource Management, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Colgate Ranch, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture – 2028 Exchangeable Notes]

Tusker Midstream, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Colgate Energy, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Colgate Energy Development, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Colgate Production, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Colgate II Corp, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture – 2028 Exchangeable Notes]

Colgate Royalties, LP, as an Existing Guarantor
By: Colgate II Corp, LLC, its general partner

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Colgate Minerals, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Tree Shaker Minerals, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Hermosa Ranch, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

CL Energy, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture – 2028 Exchangeable Notes]

Read & Stevens, Inc. as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Permian Resources Management, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture – 2028 Exchangeable Notes]